Exhibit 23.5

                     Consent of Independent Accountants


We consent to the incorporation by reference in this post-effective amendment No. 1 on Form S-3 to Form S-11 registration statement of our report dated March 28, 1997 on our audit of the combined statement of revenues and certain expenses of The Abbey Companies for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".


COOPERS & LYBRAND L.L.P.


New York, New York
June 11, 1998